Exhibit 10.1

Execution Version

AMENDMENT NO. 3 TO

CREDIT AND GUARANTY AGREEMENT

AMENDMENT NO. 3 TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”), dated as of April 24, 2013 (this “Amendment”), is entered into by and among AURORA DIAGNOSTICS, LLC, a Delaware limited liability company, (the “Borrower”), AURORA DIAGNOSTICS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), and certain subsidiaries and affiliates of Borrower identified on the signature pages hereto as “Guarantors” (such subsidiaries and affiliates, together with Holdings, are each referred to individually as a “Guarantor”, and collectively, jointly and severally, as “Guarantors”), BARCLAYS BANK PLC (“Barclays Bank”), as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), and the undersigned Lenders (as defined below). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement (as defined below).

PRELIMINARY STATEMENTS:

(1) The Borrower, Holdings, the guarantors party thereto, Barclays Bank, as Administrative Agent and Collateral Agent, the financial institutions from time to time party thereto as lenders (the “Lenders”), and the other agents party thereto, entered into that certain Credit and Guaranty Agreement, dated as of May 26, 2010 (such Credit and Guaranty Agreement, as amended and restated on December 20, 2010, as amended by Amendment No. 2 to Credit and Guaranty Agreement on October 26, 2012, and as further amended, supplemented or otherwise modified and as in effect immediately prior to giving effect to this Amendment, the “Credit Agreement”).

(2) The Borrower has requested that the Lenders approve certain amendments to the Credit Agreement, as set forth in this Amendment.

(3) In accordance with Section 10.5 of the Credit Agreement, the Administrative Agent, the undersigned Lenders (hereinafter, such undersigned Lenders, the “Consenting Lenders”), the Borrower and the other Credit Parties have agreed, subject to the terms and conditions stated below, to amend the Credit Agreement as herein set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the Effective Date (as defined below), hereby amended as follows: Section 1.1 of the Credit Agreement is hereby amended by inserting the following definition into such section in the correct alphabetical order:

““Amendment No. 3 Effective Date” means April 24, 2013.”

(b) Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the definition of “Applicable Margin”, set forth therein, in its entirety, to read as follows:

“”Applicable Margin” means (a) at all times prior to the Amendment No. 3 Effective Date, (i) with respect to Tranche B Term Loans and Revolving Loans that are LIBOR Rate Loans, a percentage, per annum, equal to 4.25% and (ii) with respect to Tranche B Term Loans and Revolving Loans that are Base Rate Loans, a percentage, per annum, equal to 3.25%, and (b) at all times on and after the Amendment No. 3 Effective Date, (i) with respect to Tranche B Term Loans and Revolving Loans that are LIBOR Rate Loans, a percentage, per annum, equal to 4.75% and (ii) with respect to Tranche B Term Loans and Revolving Loans that are Base Rate Loans, a percentage, per annum, equal to 3.75%.”

ADX - Amd. No. 3 to Credit & Guaranty Agt

(c) Section 1.1 of the Credit Agreement is hereby further amended by (i) deleting the word “minus” that follows the comma at the end of clause (s) of the definition of “Consolidated Adjusted EBITDA” and replacing such deleted word with the word “plus”; and (ii) inserting the following clauses (t) and (u) into the definition of “Consolidated Adjusted EBITDA” immediately following clause (s) of such definition:

“(t) reasonably identifiable pro forma cost savings directly attributable to operational efficiencies and other synergies expected by the Borrower and its Subsidiaries to be realized from newly-instituted expense reduction programs (including, without limitation, laboratory consolidations), which initiatives have been implemented and which cost savings are reasonably expected by the Borrower to be realized within 12 months of the applicable date of determination, and which cost savings are factually supportable and can be reasonably computed, in an aggregate amount not to exceed $5,000,000 in any 12 month period, plus

(u) non-recurring costs, fees and expenses incurred for third-party consultants retained by the Borrower or its Subsidiaries to assist the Borrower and its Subsidiaries with certain projects specified in writing by the chief financial officer of the Borrower, in an aggregate amount not to exceed $1,500,000 in any 12 month period; minus”

(d) Section 6.8(b) of the Credit Agreement is hereby amended by amending and restating such section in its entirety, to read as follows:

“(b) Senior Secured Leverage Ratio. Parent Entity shall not permit the Senior Secured Leverage Ratio to exceed (i) 3.50:1.00, as of the last day of any Fiscal Quarter (other than any Exempt Fiscal Quarter) ending during the period from September 30, 2013 to and including September 30, 2014, and (ii) 3.25:1:00, as of the last day of the any Fiscal Quarter (other than any Exempt Fiscal Quarter) ending December 31, 2014 and thereafter.

(e) Section 6.15 of the Credit Agreement is hereby amended by amending and restating the last sentence of such section in its entirety, to read as follows:

“Notwithstanding the foregoing, the Credit Parties shall be permitted to (a) make payments on Subordinated Indebtedness, Earnout Amounts and Seller Notes to the extent expressly permitted in this Agreement, and (b) amend Seller Notes and/or the terms of Earnout Amounts, whether or not evidenced by a promissory note, in each case, to add a requirement for the payment of interest at a reasonable rate, or to increase the rate of interest already payable by a reasonable amount, on such obligations at any time, in return for such Seller Notes or Earnout Amounts being amended to extend the date of maturity or other scheduled principal payment date(s) of such obligations.”

SECTION 2. Management Fees. Notwithstanding anything to the contrary set forth in the Credit Agreement or any other Credit Document, the Borrower shall not make any payments of management or similar fees to the Sponsors or Equity Investors under the Management Services Agreement until payment in full of all Loans; provided, that such management or similar fees payable under the Management Services Agreement shall (a) continue to accrue and (b) for the purpose of calculating Consolidated Adjusted EBITDA for any period, be added to Consolidated Net Income under clause (l) of the definition of “Consolidated Adjusted EBITDA” in the amount specified as the amount to be paid during such period pursuant to the terms of the Management Services Agreement, as in effect on the Closing Date. Any payment in contravention of this Section 2 shall be treated as an Event of Default for all purposes of the Credit Agreement and the other Credit Documents. For the avoidance of doubt, all such management or similar fees payable under the Management Services Agreement that accrue shall not be Indebtedness.

2	ADX - Amd. No. 3 to Credit & Guaranty Agt

SECTION 3. Reference to and Effect on the Credit Documents. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, as specifically amended by this Amendment, and the other Credit Documents are, and shall continue to be, in full force and effect, and are hereby in all respects ratified and confirmed.

(c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Credit Document, nor shall it constitute a waiver of any provision of the Credit Agreement or any Credit Document.

(d) This Amendment shall be a Credit Document as defined in the Credit Agreement.

SECTION 4. Conditions of Effectiveness. This Amendment shall become effective as of the first date upon which each of the conditions precedent set forth below in this Section 4 shall be satisfied or waived in accordance with Section 10.5 of the Credit Agreement (such date, the “Effective Date”):

(a) Amendment. The Administrative Agent shall have received a number of copies reasonably determined by the Administrative Agent of counterparts of this Amendment executed by the Requisite Lenders (determined as of the date hereof), the Borrower, Holdings and each other Guarantor.

(b) Expenses; Fees. Borrower shall have paid:

(i) to the Administrative Agent all out-of-pocket expenses of the Administrative Agent (including the reasonable fees and expenses of counsel for the Administrative Agent) in connection with the negotiation, preparation and delivery of this Amendment for which an invoice has been delivered to the Borrower at least one Business Day prior to the date of this Amendment;

(ii) to the Administrative Agent such fees as may be separately agreed between the Borrower and the Administrative Agent; and

(iii) to the Administrative Agent, for the account of each Lender that is a Consenting Lender who delivers an executed counterpart to this Amendment to the Administrative Agent prior to 12:00 pm (New York City time) on April 24, 2013, a consent fee in an amount equal to 0.25% of the principal amount of the sum of the aggregate Tranche B Term Loans and Revolving Commitments of such Consenting Lender.

SECTION 5. Consent and Affirmation of the Guarantors. Each Guarantor (prior to, and after giving effect to, this Amendment) hereby consents to this Amendment and confirms and agrees that (a) notwithstanding the effectiveness of this Amendment, the Credit Agreement (including the Guaranty therein) and the other Credit Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Credit Agreement or any other Credit Document to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment, and (b) the Collateral Documents to which such Guarantor is a party and all of the Collateral

3	ADX - Amd. No. 3 to Credit & Guaranty Agt

described therein do, and shall continue to, secure the payment of all of the Guaranteed Obligations. For greater certainty and without limiting the foregoing, each Guarantor hereby confirms that the existing security interests granted by such Guarantor in favor of the Secured Parties pursuant to the Credit Documents in the Collateral described therein shall continue to secure the obligations of such Guarantor under the Credit Documents.

SECTION 6. Confirmation of Representations and Warranties.

(a) The Borrower hereby represents and warrants, both on and as of the date hereof and on and as of the Effective Date, that all representations and warranties contained in the Credit Agreement and each other Credit Document are true and correct in all material respects on and as of the date hereof, provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date, and provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any such qualification) in all respects on such respective dates.

(b) Each Credit Party represents and warrants, on and as of the date hereof, that (i) it has the requisite power to execute and deliver this Amendment, and all corporate or other action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby has been duly and validly taken and (ii) this Amendment has been duly authorized, executed and delivered by it.

(c) Each Credit Party hereby acknowledges that it has been provided with a copy of the Credit Agreement and each other Credit Document.

(d) Each Credit Party hereby represents and warrants that, both on and as of the date hereof and on and as of the Effective Date, both before and after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default.

(e) Except as set forth on Schedule 4.4 to the Credit Agreement, the execution, delivery and performance by Credit Parties of the Credit Agreement, as amended by this Amendment, do not and will not (i) violate any provision of any material law or any governmental rule or regulation applicable to Parent Entity or any of its Subsidiaries, any of the Organizational Documents of Parent Entity or any of its Subsidiaries, or any material order, judgment or decree of any court or other agency of government binding on Parent Entity and its Subsidiaries; (ii) require the approval or consent of any other Person (other than approvals or consents which have been obtained), or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default, under any Material Contract of Parent Entity or any of its Subsidiaries; or (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Parent Entity or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties, and any Permitted Liens).

(f) The Credit Agreement, as amended by this Amendment, is the legally valid and binding obligation of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4	ADX - Amd. No. 3 to Credit & Guaranty Agt

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the state of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

5	ADX - Amd. No. 3 to Credit & Guaranty Agt

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment No. 3 to Credit and Guaranty Agreement to be executed by their respective authorized officers as of the date first above written.

BORROWER:

AURORA DIAGNOSTICS, LLC

By:	/s/ Gregory A. Marsh
	Name:	Gregory A. Marsh
	Title:	Executive Vice President, Chief Financial Officer & Treasurer

HOLDINGS:

AURORA DIAGNOSTICS, LLC

By:	/s/ Gregory A. Marsh
	Name:	Gregory A. Marsh
	Title:	Executive Vice President, Chief Financial Officer & Treasurer

[SIGNATURE PAGE]	ADX - Amd. No. 3 to Credit & Guaranty Agt

GUARANTORS:

AURORA DIAGNOSTICS FINANCING, INC.
AURORA GEORGIA, LLC
AURORA GREENSBORO, LLC
AURORA LMC, LLC
AURORA MASSACHUSETTS, LLC
AURORA MICHIGAN, LLC
AURORA NEW HAMPSHIRE, LLC
BERNHARDT LABORATORIES, INC.
BIOPSY DIAGNOSTICS, LLC
C R COLLECTIONS, LLC
CUNNINGHAM PATHOLOGY, L.L.C.
DERMPATH NEW ENGLAND, LLC
GREENSBORO PATHOLOGY, LLC
HARDMAN PATHOLOGY ADX, LLC
LABORATORY OF DERMATOPATHOLOGY ADX, LLC
MARK & KAMBOUR, LLC
MARK & KAMBOUR HOLDINGS, INC.
PATHOLOGY SOLUTIONS, LLC
SEACOAST PATHOLOGY, INC.
TEXAS PATHOLOGY, LLC
TWIN CITIES DERMATOPATHOLOGY, LLC

By:	/s/ Gregory A. Marsh
	Name:	Gregory A. Marsh
	Title:	Executive Vice President, Chief Financial Officer & Treasurer

[SIGNATURE PAGE]	ADX - Amd. No. 3 to Credit & Guaranty Agt

THE LMC REVOCABLE TRUST, B.T.

By:	/s/ Gregory A. Marsh
	Name:	Gregory A. Marsh
	Title:	Trustee

THE WPC REVOCABLE TRUST, B.T.

By:	/s/ Gregory A. Marsh
	Name:	Gregory A. Marsh
	Title:	Trustee

[SIGNATURE PAGE]	ADX - Amd. No. 3 to Credit & Guaranty Agt

BARCLAYS BANK PLC, as Administrative Agent, Collateral Agent, Swing Line Lender, Issuing Bank and Lender

By:	/s/ Diane Rolfe
	Name:	Diane Rolfe
	Title:	Director

[SIGNATURE PAGE]	ADX - Amd. No. 3 to Credit & Guaranty Agt